Pennsylvania Commerce Bancorp, Inc.



                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS





                            Date:      May 17, 2002

                            Time:      9:00 a.m.

                            Place:     Crowne Plaza Hotel
                                       23 S. Second Street
                                       Harrisburg, Pennsylvania 17101


     Matters to be voted on:

     1. Election of Directors. Election of eight (8) directors to serve until the 2003 annual meeting.

     2. Other Business. Any other business properly brought before the shareholders at the meeting.


      You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 29, 2002 (the "Record Date"). Your vote at the annual meeting is very important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed prepaid envelope. This proxy will not be used if you are present at the meeting and desire to vote in person.



                                     BY ORDER OF THE BOARD OF DIRECTORS,




                                     /s/ Gary L. Nalbandian

                                     Gary L. Nalbandian
                                     Chairman/President/CEO

Camp Hill, Pennsylvania
April 12, 2002

                       Pennsylvania Commerce Bancorp, Inc.

                               ------------------

                                 PROXY STATEMENT
                                 April 12, 2002

                               ------------------

                               GENERAL INFORMATION

      This proxy statement has information about the Annual Meeting of Shareholders of Pennsylvania Commerce Bancorp, Inc. ("Commerce"). The management of Commerce and Commerce Bank/Harrisburg, N.A. (the "Bank") prepared this proxy statement for the board of directors. We first mailed this proxy statement and the enclosed proxy card to shareholders on or about April 12, 2002.

      We will pay the costs of preparing, printing and mailing the proxy and all related materials. In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person.

      Our executive offices are located at 100 Senate Avenue, Camp Hill, Pennsylvania 17011, and our telephone number is (717) 975-5630. Our mailing address is P. O. Box 8599, Camp Hill, Pennsylvania 17001-8599.

Shareholder Proposals for the 2003 Annual Meeting of Shareholders

      Under Commerce's Bylaws, no shareholder proposals may be brought before an annual meeting of shareholders unless a proposal is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to Commerce (containing information specified in the Bylaws) not less than 120 days prior to the anniversary of the mailing of the previous year's proxy statement. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in Commerce's proxy statement. A shareholder wishing to submit a proposal for consideration at the 2003 Annual Meeting of Shareholders, either under SEC Rule 14a-8, or otherwise, should do so no later than December 13, 2002.

      If the corporate secretary of Commerce receives notice of a shareholder proposal that complies with the governing Bylaw provision on or prior to the required date and if such proposal is properly presented at the 2003 Annual Meeting of shareholders, the proxies appointed by Commerce may exercise discretionary authority in voting on such proposal if, in Commerce's proxy statement for such meeting, Commerce advises shareholders of the nature of such proposal and how the proxies appointed by Commerce intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate proxy statement to Commerce's shareholders.

      The presiding officer of the meeting may refuse to permit any proposal to be made at an annual meeting by a shareholder who has not complied with all of the governing Bylaw procedures, including receipt of the required notice by the corporate secretary for Commerce by the date specified. If a shareholder proposal is received by Commerce after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2003 Annual Meeting of Shareholders, the proxies appointed by Commerce may exercise discretionary authority when voting on such proposal.

      If the date of our next annual meeting is advanced or delayed by more than 30 days from May 16, 2003, we will promptly inform you of the change of the annual meeting and the date by which shareholder proposals must be received.


                                     VOTING
Who can vote?

      You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 29, 2002 (the "Record Date"). A total of 1,906,796 shares of common stock were outstanding on the Record Date and can vote at the annual meeting. You get one vote for each share of common stock you own. The enclosed proxy card shows the number of shares you can vote. We will hold the annual meeting if the holders of a majority of the shares of the common stock entitled to vote either sign and return their proxy cards or attend the meeting in person.

      As of the Record Date, there were 40,000 shares of Series A Non-Cumulative Preferred Stock ("Preferred Stock") outstanding. Holders of Preferred Stock cannot vote at the annual meeting.

How do I vote by proxy?

      Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed prepaid envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for the election of each of the eight director nominees and for each of the other proposals to be considered at the meeting.

What vote is required?

      All business that may come before the meeting, including the election of directors, must be approved by the holders of a majority of the outstanding shares of common stock of Commerce represented at the meeting if a quorum is present.

What if other matters come up at the annual meeting?

      The matters described in this proxy statement are the only matters we know will be voted on at the meeting. If other matters are properly presented at the annual meeting, the proxyholders named in the enclosed proxy card will vote your shares as they see fit.

How are votes counted?

      Our judges of election will manually count all votes, which are cast in person or by proxy at the annual meeting.

      Voting is an important right of shareholders. If you abstain or otherwise fail to cast a vote on any matter, the abstention or failure is not a vote and will not be counted. Broker non-votes (shares of common stock held in record name by your broker or nominee for which (i) you have not provided voting instructions, (ii) the broker or nominee does not have discretion to vote on your behalf, and (iii) the broker or nominee has indicated on the proxy that it does not have authority to vote on such matters) will also not be counted as votes.

Can I change my vote after I return my proxy card?

      Yes. At any time before the vote on a proposal, you can change your vote either by:

          o giving Commerce's secretary a written notice revoking your proxy card; or

          o    signing, dating and returning to us a new proxy card.

      We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting?

       Yes. We encourage you to complete and return the proxy card to ensure that your vote is counted. However, you may attend the meeting and vote in person whether or not you have previously returned a proxy card.

                        ELECTION OF DIRECTORS OF COMMERCE

      The Bylaws of Commerce provide as follows:

          o the board of directors may, from time to time, fix the number of directors;

          o the board will consist of not less than five nor more than 25 directors; and

          o    directors will be elected for a one-year term.

      At the annual meeting, we will nominate the eight persons named in this proxy statement as directors. Although we don't know of any reason why any of these nominees might not be able to serve, we will propose a substitute nominee if any nominee is not available for election.

      Shareholders also can nominate persons to be directors. If you want to nominate someone, you must deliver or mail a notice to the Chairman of the Board of Commerce not less than 45 days prior to the date of the annual meeting. Your notice must state your name and residence address and the number of shares of Commerce, which you own. Your notice must also contain the following information on each proposed nominee:

          o    the name, address and age of the nominee;

          o    the principal occupation of the nominee;

          o the number of shares of Commerce common stock owned by the nominee; and

          o the total number of shares that, to your knowledge, will be voted for the nominee.

      If you do not follow this procedure, the Chairman of the meeting will disregard your nominations and the judges of election will disregard any votes cast for your nominees.

      The proxyholders named in the proxy card intend to vote for the election of the eight persons listed as director nominees to serve until the 2003 annual meeting. Unless you indicate otherwise, your proxy will be voted in favor of the election of those nominees. Each nominee is currently a director of Commerce and the Bank.

      The following table shows the name and age of each nominee. Commerce does not have separate classes of Directors. The table also shows the following information on each nominee and director:

          o business experience, including principal occupation for the past five years;

          o    the period  during which he has served as a director of Commerce;
               and

          o the number and percentage of outstanding shares of common stock of Commerce which he beneficially owned as of the Record Date.

                                 Business Experience                            Amount and     Percentage
                                 Including Principal                             Nature of         of
                                 Occupation for the             Director        Beneficial     Outstanding
Name and Age                     Past Five Years                  Since         Ownership 1    Stock Owned
------------                  -----------------------------    ----------       -----------    -----------
Gary L. Nalbandian            Chairman of Pennsylvania            1985           217,884 2       10.84%
  Age 59                      Commerce Bancorp, Inc.,
                              and Commerce Bank/
                              Harrisburg, N.A., Co-Owner
                              of Commercial Industrial
                              Realty Co. (CIR) Camp Hill, PA

Vernon W. Hill, II 3          Vice Chairman of Pennsylvania       1985           267,966 4       13.95%
  Age 56                      Commerce Bancorp, Inc. and
                              of Commerce Bank/Harrisburg,
                              N.A., Chairman of the Board/
                              President of Commerce
                              Bancorp, Inc., Cherry Hill, NJ

Douglas S. Gelder             Owner, DSG Development,             1987            21,858 5        1.14%
  Age 52                      Hershey, PA and Partner,
                              Luttrell & Associates,
                              Hershey, PA

Alan R. Hassman               Owner/Operator of ARH, Inc.,        1985           109,733 6        5.71%
  Age 62                      Harrisburg, PA

Howell C. Mette               Attorney-at-Law,                    1985            52,759 7        2.75%
   Age 74                     Mette, Evans & Woodside
                              Harrisburg, PA

Michael A. Serluco            Owner, Consolidated                 1985            71,920 7        3.74%
  Age 61                      Properties, Wormleysburg, PA

Samir J. Srouji, M.D.         Physician-Surgeon                   1985            64,413 8        3.35%
  Age 65                      Plastic Surgery, P.C.
                              Camp Hill, PA

James R. Adair                President/CEO of                    2001             1,890            *
  Age 54                      Alexander Constructors, Inc.
                              1997-Present
                              Senior Vice President of
                              Corestates Bank  1996

---------------
* Less than one percent

1 The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after March 29, 2002. Shares subject to outstanding stock options, which an individual has the right to acquire within 60 days after March 29, 2002 are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities.




                                       4

2 Includes 42,957 shares held by Mr. Nalbandian's individually directed participant account in the CIR Profit Sharing Trust with respect to which Mr. Nalbandian has sole voting power, 10,254 shares held by Mr. Nalbandian as co-trustee of the CIR Profit Sharing Trust with respect to which he shares voting power, 9,110 shares held in trust by Mr. Nalbandian or Dorothy Nalbandian for the benefit of Mr. Nalbandian's children and 1,139 shares owned by Mr. Nalbandian's wife, Jaimie Nalbandian. Also includes 102,282 currently exercisable Incentive Stock Options.

3 In addition to his capacity with Pennsylvania Commerce Bancorp, Inc. and the Bank, Mr. Hill is a founder of Commerce Bank, N.A., a national bank located in Cherry Hill, New Jersey. He has served as Chairman of the Board and/or
   President of Commerce Bank, N.A. since 1973 and Chairman of the Board and President of Commerce Bancorp, Inc., a bank holding company which owns 100% of Commerce Bank, N.A. since 1983.

4 Includes 166,350 shares owned by Commerce Bancorp, Inc., of which Mr. Hill is the Chairman of the Board and President. This figure also includes 11,723 shares owned by J. V. Properties, a partnership in which Mr. Hill is one of two partners, 11,723 shares owned by S. J. Dining, a corporation in which Mr. Hill is one of two shareholders, 9,118 shares owned by InterArch, a corporation owned by Mr. Hill's wife, and 2,604 shares owned by Mr. Hill's wife, Shirley Hill. Also includes 14,660 currently exercisable Director Stock Options.

5  Includes 13,183 currently exercisable Director Stock Options.

6 Includes 25,106 shares owned by Mr. Hassman's wife, Gloria Hassman, and 9,852 shares held in trust by Mr. Hassman, as Trustee, for the benefit of his children. Also includes 14,660 currently exercisable Director Stock Options.

7  Includes 14,660 currently exercisable Director Stock Options.

8 Includes 8,893 shares owned by Dr. Srouji's wife, Gillian Srouji, and 11,240 shares held by Dr. Srouji's self-directed participant account in the Plastic Surgery P.C. Profit Sharing Plan. Also includes 14,660 currently exercisable Director Stock Options.


                             PRINCIPAL SHAREHOLDERS

      The following table shows the name, address, amount and nature of beneficial ownership and percent of class of outstanding Commerce common stock of each person who we know beneficially owns more than 5% of Commerce's common stock (as of March 29, 2002).

       Name and Address of                 Amount and Nature of                    Percent of
         Beneficial Owner                  Beneficial Ownership                 Outstanding Stock
       -------------------                 ---------------------                ------------------
      Gary L. Nalbandian                         217,884 1                           10.84%
      CIR, Camp Hill, PA

      Vernon W. Hill, II                         267,966 2                           13.95%
      Commerce Bancorp, Inc.
      Cherry Hill, NJ

      Commerce Bancorp, Inc.                     166,350 3                            8.72%
      Cherry Hill, NJ

      Alan R. Hassman                            109,733 4                            5.71%
      ARH, Inc., Camp Hill, PA

-------------
1 See footnote 2 above.
2 See footnote 4 above.
3 These shares are also reported as beneficially owned by Vernon W. Hill, II. 4 See footnote 6 above.

      The following are all shares owned beneficially by all directors and executive officers as a group:

                                                                 Amount and Nature of
                                                                 Beneficial Ownership
                                                               ------------------------
      Title of Class                                             Direct       Indirect       Percent of Class
      --------------                                           -----------   ----------     ------------------
      Common Stock and Exercisable Stock Options...........     748,561 1      252,984            45.14%

      Series A Non-Cumulative Preferred Stock..............           0         40,000              100%

--------------
1 Includes 73,600 currently exercisable Incentive Stock Options and 25,493 shares held by James T. Gibson, former President/CEO of Commerce and of the Bank.


Directors' Compensation

      Each Commerce director received an annual fee of $1,100 plus a monthly fee of $1,000 for each regular monthly meeting of the board of directors attended in 2001. Each director who is an active member of the Audit, Real Estate and/or Personnel Committee received $100 for each committee meeting he attended. The annual fee for 2002 will be $1,500, the meeting fee will be $1,200 and the committee meeting fee will be $150.

      Additionally, Gary L. Nalbandian received a salary of $120,000 in 2001 for service as Chairman of the Board. Mr. Nalbandian also participated in Commerce's Retirement Savings Plan (which is a 401K Salary Reduction Plan) and was covered by Commerce's Medical Health Insurance Plan.


                2001 Stock Option Plan for Non-Employee Directors

      In 2000, the shareholders of Commerce adopted the 2001 Director's Stock Option Plan.

      A total of 110,250 shares (as adjusted for stock dividends) are subject to the plan. Pursuant to the plan, on January 15 of each year, we grant to each director an option to acquire 1,628 shares (as adjusted for stock dividends). The option price is generally the fair market value of the shares at the time we grant the option. Options are not transferable other than by will or laws of descent and distribution. A director can exercise the option only while a director of Commerce or within three months after he or she stops serving as a director. If a director dies within the option period, the director's estate may exercise the option within three months of his or her death.

      A director cannot exercise an option before the earlier of (i) one year from the date we grant the option, or (ii) a "change in control" of Commerce (as defined in the plan) occurs. Options expire ten years after the date of grant.

      The number of shares subject to options and the option price will be appropriately adjusted if the number of issued shares is decreased or increased by changes in par value, a combination, stock dividend and the like.

Committees of the Board of Directors

      The Board of Directors of Commerce has established four (4) committees:

      o  the Audit Committee;

      o  the Personnel Committee;

      o  the Real Estate Committee; and

      o  the Executive Committee.

      We do not have a nomination committee but provide for the nomination of directors as described under "ELECTION OF DIRECTORS OF COMMERCE" on page 3 of this proxy statement.

      The board of directors met twelve 12 times during 2001. With the exception of Mr. Vernon W. Hill, II, no director attended fewer than 75% of the total number of meetings of the board and committees on which he served. Mr. Hill attended 14% of the meetings of the board and committees on which he served.

Audit Committee
      Members:      Howell C. Mette     Alan R. Hassman         James R. Adair
                    Samir J. Srouji     Douglas S. Gelder
      Meetings:     4
      Functions:
      o  Recommend to the board the hiring of the outside auditors;
      o Review the audit of the books and financial statements of Commerce and the Bank;
      o Review and make recommendations to the board regarding the internal auditor's report and the certified public accountants' audit report; and
      o  Review examination reports by banking regulators.

Personnel Committee
      Members:      Howell C. Mette               Alan R. Hassman
                    Vernon W. Hill, II            Michael A. Serluco
      Meetings:     1
      Functions:
      o Review all personnel policies, including the levels of compensation of Commerce's and the Bank's officers and administers Commerce's Employee Stock Option Plan.

Real Estate Committee
      Members:      Gary L. Nalbandian      Douglas S. Gelder   Samir J. Srouji
      Meetings:     1
      Functions:
      o Review and approve certified real estate appraisers (residential and commercial) retained by Commerce and the Bank; and
      o  Review and approve all potential branch site locations.

Executive Committee
      Members:      Howell C. Mette            Vernon W. Hill, II
                    Gary L. Nalbandian         Michael A. Serluco
      Meetings:     1
      Functions:    Act between regular board meetings to approve loans.

Transactions with Officers and Directors

      During 2001, the Bank had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers, and principal shareholders (and their associates) of Commerce on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others. Management believes that these loans present no more than the normal risk of collectibility or other unfavorable features. The loans to these persons and companies amounted to less than 3% of total loans outstanding as of December 31, 2001.

      As was previously indicated, Commerce Bancorp, Inc. ("Bancorp"), owns 8.72% of Commerce's common stock and 100% of Commerce's Series A preferred stock. Bancorp, through its subsidiary, Commerce Bank, N.A., a national bank located in Cherry Hill, New Jersey, provides various services to the Bank including:

      o  maintaining the computer wide area network;

      o  loan review services;

      o  MAC/VISA card production;

      o  data processing;

      o  advertising support.

      The Bank also pays insurance premiums and commissions to a subsidiary of Bancorp.

      The Bank paid approximately $622,000 to Bancorp for services provided during 2001. Additionally, the Bank routinely sells loan participations to Commerce Bank, N.A. and at December 31, 2001, approximately $12.4 million of these participations were outstanding.

      Vernon W. Hill, II, a director and 13.95% beneficial shareholder of Commerce, is Chairman of the Board of Bancorp. In 2001, the Bank paid $114,000 to a business owned by Mr. Hill's spouse for interior design services. Also in 2001, this business received commissions of approximately $101,000 on furniture and facility purchases made directly by Commerce. The Bank leases land for one of its branches from a limited partnership in which Mr. Hill is a 20% limited partner. The Bank paid $56,000 on the land lease for 2001.

      Howell C. Mette, a director and 2.75% beneficial shareholder of Commerce, is a partner in the law firm of Mette, Evans and Woodside, which Commerce retained during 2001, and intends to retain during 2002. The law firm received professional fees totaling $258,000 in 2001.

      The Bank leases land for a billboard from Michael A. Serluco, a director and 3.74% beneficial shareholder of Commerce. The Bank paid $24,000 on the lease during 2001.

      The Bank paid commissions of $74,000 in 2001 for real estate services to a company owned by Gary L. Nalbandian, the Chairman of the Board of Commerce and a 10.84% beneficial shareholder.

                                   MANAGEMENT
Executive Officers

      The following table shows name, age, position and the beneficial ownership of common stock of Commerce of each of its current executive officers (determined in accordance with the rules and regulations of the SEC), and for James T. Gibson, who served as President and CEO of Commerce and the Bank until February 13, 2002.

                                                                   Amount and Nature of        Percent of
      Name and Age               Title                            Beneficial Ownership 1    Outstanding Stock
      -------------------        -------                          ----------------------    -----------------
      Gary L. Nalbandian 2       Chairman of the                          217,884                 10.84%
      Age 59                     Board; President and
                                 Chief Executive Officer
                                 of Commerce and the Bank

      Rory G. Ritrievi 3         Senior Executive Vice President of         1,279                     *
      Age 38                     Commerce and the Bank

      Mark A. Zody               Executive Vice President                  37,043                  1.91%
      Age 38                     & CFO of Commerce and
                                 the Bank

      David B. Skerpon 4         Senior Executive Vice President of            --                     *
      Age 41                     Commerce and of the Bank

      James T. Gibson            Former President and Chief Executive     99,0945                  5.00%
      Age 46                     Officer of Commerce and the Bank

-------------
1    Includes currently exercisable options to acquire shares of Commerce.

2 Mr. Nalbandian served as Chairman of the Board of Commerce and the Bank during 2001. On February 15, 2002 he was appointed to the additional position of President/CEO of both Commerce and the Bank.

3    Prior to  joining  Commerce  in  November  1999,  Mr.  Ritrievi  served  as
     Executive  Vice  President/Regional   Director  of  Commercial  Lending  of
     Keystone Financial, Inc.

4 Mr. Skerpon became Senior Executive Vice President/Chief Retail Officer of Commerce and the Bank on March 4, 2002. Mr. Skerpon served as Senior Vice President of Commerce Bank from September 2000 to August 2001. Prior to joining Commerce, Mr. Skerpon served as President of the Commonwealth Regional Mellon Bank.

5 Includes 73,600 currently exercisable Incentive Stock Options to acquire shares of Commerce.

*    Less than one percent.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table is a summary of certain information concerning the compensation during the last three fiscal years awarded or paid to, or earned by Commerce's chief executive officer and each of Commerce's other most highly compensated executive officers during Commerce's last fiscal year.

                                                                                       Long Term
                                                        Annual Compensation          Compensation
                                                  ------------------------------   ---------------
                                                                                         Stock
                                                                           Other      Underlying
                                                                          Annual      Securities     All Other
Name and                                                                 Compen-        Option         Compen-
Principal Position                     Year       Salary      Bonus       sation       Grant 1        sation 2
-------------------                    ----       -------    --------    --------     ----------    -----------
Gary L. Nalbandian                     2001       $120,000    $25,000       --          15,749         $16,088
Chairman of the Board,                 2000         98,000     20,000       --          11,024          14,348
President and CEO of                   1999         95,000         --       --          11,575          12,025
Commerce and the Bank3

Rory G. Ritrievi                       2001       $152,000    $15,000    $11,4406        5,249         $ 2,014
Executive Vice President of            2000        140,000     10,000     19,8406        4,960             --
Commerce and the Bank                  1999        140,000 4   20,000 5     --            --               --

Mark A. Zody                           2001       $103,000    $ 8,500       --           3,674         $ 5,527
Executive Vice President & CFO         2000        100,000      7,000       --           2,756           5,338
of Commerce and the Bank               1999         90,000     13,000       --           4,051           5,537

James T. Gibson                        2001       $255,000    $30,000       --          10,499         $27,643
Former President & CEO                 2000        230,000     30,000       --          11,024          26,228
of Commerce and the Bank7              1999        200,000     25,000       --           8,102          24,257

------------------
1    Adjusted to reflect the 5% common stock dividend paid on February 25, 2002.

2 Includes (a) annual retainer fee and monthly director meeting fees for both Mr. Nalbandian and Mr. Gibson of $14,200 in 2001, $13,000 in 2000, and $10,600 in 1999; (b) contributions by Commerce to the 401(k) Retirement Savings Plan for (i) Mr. Nalbandian - $1,888 in 2001, $1,348 in 2000, and $1,425 in 1999; (ii) Mr. Ritrievi - $2,014 in 2001; (iii) Mr. Zody - $1,418
     in 2001, $1,306 in 2000 and $1,576 in 1999; and (iv) Mr. Gibson - $2,133 in
     2001,  $1,955 in 2000 and $2,400 in 1999; (c) life  insurance  premiums for
     (i) Mr.  Zody - $2,343  in 2001,  2000 and in 1999,  and (ii) Mr.  Gibson -
     $7,138  in 2001,  $7,101  in 2000 and  $7,085  in 1999;  and (d)  long-term disability premiums for (i) Mr. Zody - $1,766 in 2001, $1,689 in 2000 and $1,618 in 1999; and (ii) Mr. Gibson - $4,172 in 2001, 2000 and 1999.

3 Mr. Nalbandian served as Chairman of the Board of Commerce and the Bank during 2001, 2000 and 1999, and the salary and bonus shown for him were for his services as Chairman of the Board. On February 15, 2002 he was appointed to the additional position of President/CEO of both Commerce and the Bank.

4 Mr. Ritrievi began employment with Commerce on November 22, 1999. This figure represents his annualized salary.

5    Mr. Ritrievi was paid a $20,000 signing bonus in 1999.

6 Includes tuition reimbursement for Mr. Ritrievi of $11,440 in 2001 and 2000 and reimbursement for relocation expenses for Mr. Ritrievi of $8,400 in 2000.

7 Mr. Gibson's employment with Commerce and the Bank ceased on February 13, 2002. He served as President/CEO of Commerce and the Bank in 2001, 2000 and 1999.

Employee Stock Options

      In 1996, Commerce shareholders adopted the 1996 Employee Stock Option Plan. The plan replaced the 1986 Incentive Stock Option Plan, which expired December 31, 1995. We reserved 478,338 shares of common stock for issuance under the plan. The plan will expire on December 31, 2005. The plan allows us to grant incentive stock options (ISO's) and nonqualified stock options (NQSO's). The board of directors will fix the option price for options granted under the plan. The option price for ISOs will not be less than the fair market value of the stock at the date of grant. The option price for NQSOs may be less than 100% of the fair market value of the stock at the date of grant. Options are generally exercisable one year after the date of grant subject to the vesting schedule outlined below, and expire ten years after the date of grant.

      Optionees may exercise options only to the extent the options are vested. Options vest based either on years of service or upon the period of time the options have been issued, whichever is faster. The vesting schedule is as follows:

      Years of service:

      o     up to three (3) years of service - 25% vested;

      o more than three (3) years but less that six (6) years of service - 50% vested;

      o more than six (6) years but less than eight (8) years of service - 75% vested; and

      o     more than eight (8) years of service - 100% vested.

      Period of time after grant:

      o     more than one (1) year but less than two (2) years - 25% vested;

      o     more than two (2) years but less than three (3) years - 50% vested;

      o     more than three (3) years but less than four (4) years - 75% vested;
            and

      o     more than four (4) years - 100% vested.

      The plan requires that we adjust the number of shares subject to options and the option price to reflect changes in the number of outstanding shares caused by events such as stock dividends and splits.

      Stock Option Grants

      The following table shows:

      o     the number of stock options granted to executive officers in 2001;

      o the percentage which the executive's options bears in relation to the total options granted to all employees during the year;

      o     the option exercise price;

      o     the expiration of the option; and

      o the potential realizable value of the options assuming certain rates of stock appreciation:

                                                   EXECUTIVE STOCK OPTION GRANTS
                                                       IN FISCAL YEAR 2001

                                   Number of    % of Total
                                  Securities      Options       Exercise                             Grant
                                  Underlying    Granted to       or Base                             Date
                                    Options    Employees in       Price                             Present
Name                               Granted 1    Fiscal Year     ($/Sh) 1      Expiration Date       Value 2
Gary L. Nalbandian                  15,749        18.51%         $34.29         11-17-2011         $254,031
Rory G. Ritrievi                     5,249         6.17           34.29         11-17-2011           75,428
Mark A. Zody                         3,674         4.32           34.29         11-17-2011           59,262
James T. Gibson                     10,499        12.34           34.29         11-17-2011          169,349

-------
1 Adjusted to reflect the 5% common stock dividend paid on February 25, 2002.

2 We used the Black-Scholes option pricing model to estimate the grant date present value of the options. We are not endorsing the accuracy of this model. All stock option valuation models, including the Black-Scholes model, require a prediction about future stock prices. The assumptions used in calculating the values shown above were expected volatility of .28, a risk-free rate of return of 4.80%, weighted-average expected life of ten years and no cash dividends. The real value of the options will depend upon the actual performance of Commerce common stock during the applicable period.


Stock Option Exercises

      The following table shows:

      o all options exercised by each executive officer of Commerce during 2001;

      o     the number of shares acquired on exercise;

      o     the value realized by the executive officer upon exercise; and

      o the number of exercisable and un-exercisable options outstanding for each executive officer, and the value of those options, as of December 31, 2001:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
                                                           Number of Securities          Value of Unexercised
                                                          Underlying Unexercised             In-the-Money
                              Shares                            Options at                    Options at
                             Acquired       Value             End Year 2001 2              End Year 2001 3
Name                        on Exercise  Realized 1      Exercisable   Unexercisable  Exercisable   Unexercisable
----                       ------------  ----------      -----------   -------------  -----------   -------------
Gary L. Nalbandian              --            --           102,282        15,749       $2,062,829      $19,371
Rory G. Ritrievi                --            --             1,240         8,969           10,863       39,043
Mark A. Zody                   2,279       $ 67,664         30,360         3,674          586,018        4,519
James T. Gibson                6,515        201,183         73,600        10,499        1,485,107       12,915

-----------
1 Represents the number of shares acquired upon exercise multiplied by the difference between the fair market value of Commerce's common stock on the date of exercise less the exercise price paid by the executive officer.

2 Exercisable ISO's are fully vested. ISO's to vest in the future are reported as unexercisable.

3 The dollar values were calculated by determining the difference between the closing trading price of Commerce Common Stock at December 31, 2001, which was $35.52 per share (adjusted for the 5% common stock dividend paid on February 25, 2002), and the option price of each ISO as of December 31, 2001.

                        REPORT OF THE PERSONNEL COMMITTEE

      Only outside non-employee directors serve on the Personnel Committee. The Personnel Committee reviews, and submits to the full board of directors for approval, management's recommendations regarding officers and other employees compensation.

      We seek to attract and retain superior talent, reward performance and align the interests of our executive officers with the long-term interests of our shareholders. Our executive officers receive compensation packages consisting of base salary, annual performance bonus, annual stock option grants and various employee benefits including contributions under Commerce's 401(k) Retirement Savings Plan. The Personnel Committee bases its recommendations for compensation on objective factors and its subjective evaluation of the individual's performance.

      The Personnel Committee sets base salary levels for our executive officers to be competitive with those offered by a peer group of institutions similar to Commerce. In reviewing base salaries, the Personnel Committee also considers individual experience and performance.

      We award annual performance bonuses to provide direct cash incentives to executive officers and other key employees. In evaluating Commerce's financial performance, the Personnel Committee considers budgets set by the board as well as the performance of a peer group of institutions similar to Commerce. We award stock options to encourage officers and other key employees to remain employed with Commerce by providing them with a long term interest in Commerce's overall performance. In granting stock options, the Personnel Committee considers prior stock option grants, the executive's level of compensation and the executive's past contributions to Commerce.

      You can see more information about the compensation paid to Commerce's executive officers in the Summary Compensation Table on page 10 of this proxy statement.
                                            PERSONNEL COMMITTEE
                                            Alan R. Hassman
                                            Howell C. Mette
                                            Vernon W. Hill, II
                                            Michael A. Serluco
                                            James R. Adair

Personnel Committee Interlocks and Insider Participation

      Howell C. Mette is a partner in the firm of Mette, Evans and Woodside which we retained during 2001 and which we intend to retain during 2002.

      Vernon W. Hill, II is Chairman of the Board and President of Commerce Bancorp, Inc., which provides various services to Commerce.

      Michael A. Serluco owns a company, which leased land to the Bank in 2001 for a billboard owned by Commerce.

      You can see more information about these transactions under "Transactions with Officers and Directors" on page 8 of this proxy statement.

Financial Performance

      The following graph shows the yearly percentage change in Commerce's cumulative total shareholder return on its common stock from December 31, 1996 to December 31, 2001 compared with the cumulative total return of a NASDAQ Regional Peer Bank Index and the NASDAQ Composite Market Index.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
     Pennsylvania Commerce Bancorp (COBH), NASDAQ Regional Peer Bank Index,
                          NASDAQ Composite Market Index
                         Year-End 1996 to Year-End 2001

                                [GRAPH OMITTED]

               Return on        Return on the               Return on
               NASDAQ           NASDAQ Bank Index           COBH Stock
1996              100%               100%                       100%
1997              149%               206%                       247%
1998              209%               182%                       264%
1999              387%               168%                       214%
2000              235%               192%                       278%
2001              185%               211%                       381%




            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Our directors and executive officers must file reports with the SEC indicating:

      o  the number of shares of Commerce common stock they beneficially own;
         and

      o  changes in their beneficial ownership.

      To the best of our knowledge, our directors and executive officers filed all required reports in 2001.

                          REPORT OF THE AUDIT COMMITTEE

      The Board of Directors of Commerce has established an Audit Committee composed of five directors, each of whom is independent as identified in the National Association of Securities Dealers ("NASD") Exchange listing standards. The Board of Directors has adopted a written charter for the Audit Committee and a copy of the Charter was included as Appendix A to the Proxy Statement to Shareholders dated April 17, 2001.

      The Audit Committee (the "Committee") has reviewed and discussed the Company's audited consolidated financial statements with management and with Beard Miller Company LLP, Commerce's independent auditors for 2001. The Committee has also discussed with Beard Miller Company LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

      The Audit Committee has received from Beard Miller Company LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Beard Miller's independence with them, and has considered the compatibility of nonaudit services with the auditor's independence.

      Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in Commerce's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.


                                            AUDIT COMMITTEE
                                            Howell C. Mette, Chairman
                                            Douglas S. Gelder
                                            Alan R. Hassman
                                            Samir J. Srouji
                                            James R. Adair


                                 OTHER BUSINESS

      At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the election of directors. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.


                              INDEPENDENT AUDITORS

      Our independent auditors during 2001 were Beard Miller Company LLP, 320 East Market Street, Harrisburg, PA 17101. Based upon the recommendation of the Audit Committee, the board of directors intends to select Beard Miller Company LLP to be our independent auditors for 2002. We expect a representative of Beard Miller Company LLP to attend the annual meeting, to have the opportunity to make a statement, if he or she so desires, and to be available to respond to appropriate questions.

Audit Fees

      Commerce was billed fees of approximately $55,440 by Beard Miller Company LLP for the 2001 annual audit, including the audit of the consolidated financial statements, and required quarterly reviews.

Financial Information Systems Design and Implementation Fees

      Beard Miller Company LLP did not provide any financial information systems design and implementation services to Commerce during 2001 and therefore Commerce did not pay fees to Beard Miller Company LLP for such services.

All Other Fees

      Commerce was billed approximately $16,225 by Beard Miller Company LLP for tax related and other services provided during 2001. The Audit Committee has determined that the performance of such services is compatible with the independence of Beard Miller Company LLP.


                                  ANNUAL REPORT

      Commerce sends one annual report to shareholders sharing the same address. We will promptly deliver a separate copy of the annual report to a security holder at a shared address to which we sent a single copy, upon our receipt of a written request sent to the address below. If you wish to receive a separate copy of the annual report in the future, notify Commerce at the phone number or address below. You can also request that we send only a single copy of the proxy statement to security holders at a shared address, by sending written notice to the address below.

      Additionally, you can obtain a copy of the Commerce Form 10-K Annual Report for the year ended December 31, 2001 at no charge by writing to:

                                         Sherry Richart, Shareholder Relations
                                         Pennsylvania Commerce Bancorp, Inc.
                                         P.O. Box 8599
                                         Camp Hill, PA 17001-8599
                                         717-975-5630


                                 RETURN OF PROXY

      You should sign, date and return the enclosed proxy card as soon as possible whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy.

                                       BY ORDER OF THE BOARD OF DIRECTORS




                                       /s/ GARY L. NALBANDIAN
                                       GARY L. NALBANDIAN
                                       Chairman/President/CEO
Camp Hill, Pennsylvania
April 12, 2002

                                      PROXY
                       PENNSYLVANIA COMMERCE BANCORP, INC.
                     100 Senate Avenue, Camp Hill, PA 17011
                            Telephone: (717) 975-5630

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      PENNSYLVANIA COMMERCE BANCORP, INC.

The undersigned hereby appoints James R. Adair and Howell C. Mette as Proxies, each with the power to appoint his substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Pennsylvania Commerce Bancorp, Inc. held of record by the undersigned on March 29, 2002 at the Annual Meeting of Shareholders to be held on May 17, 2002.

1.   ELECTION OF DIRECTORS:

      [ ] For all Nominees Listed Below           [ ]  Withhold Authority
          (except as indicated below)


     Gary L. Nalbandian, Vernon W. Hill, II, Douglas S. Gelder, Alan R. Hassman, Michael A. Serluco, Howell C. Mette, Samir J. Srouji, M.D., James R. Adair

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space immediately below.

        ---------------------------------------------------------------

2.   OTHER BUSINESS:

     Take action on other business which may properly come before the meeting.

      [ ] FOR                 [ ] AGAINST           [ ] ABSTAIN


                                 (Continued and to be signed on the other side.)

      The shares represented by this proxy will be voted as specified. If no specification or direction is made, they will be voted for the election of the directors and for any other business in accordance with the recommendations of management. This proxy may be revoked prior to its exercise.


                                   Dated this _____ day of ______________, 2002.

                                   _____________________________________________
                                   Signature                              (SEAL)

                                   _____________________________________________
                                   Signature                              (SEAL)

                                   When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee, guardian, custodian, corporate official or in any other fiduciary or representative capacity, please give your full title as such.



  Please sign your name exactly as it appears on this proxy, and mark, date and return this proxy as soon as possible in the enclosed envelope. No postage is necessary if mailed in the United States in the enclosed
                            self-addressed envelope.